Exhibit 5.1

April 1, 2021

City Office REIT, Inc.

666 Burrard Street

Suite 3210

Vancouver, British Columbia, V6C 2X8

Re:

City Office REIT, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 pertaining to the registration of $500,000,000 maximum aggregate public offering price of: (i) shares of common stock of the Company, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (“Preferred Stock”); (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (“Warrants”); (iv) debt securities (“Debt Securities”); and (v) units (“Units”) comprised of two or more of the following securities: shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities or other securities

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities and Units (each a “Security” and collectively, the “Securities”), under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)

the corporate charter of the Company (the “Charter”) consisting of Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 10, 2014, Articles Supplementary filed with the Department on March 24, 2015, Articles Supplementary filed with the Department on September 30, 2016 and Articles Supplementary filed with the Department on June 16, 2017;

(ii)	the Second Amended and Restated Bylaws of the Company, adopted on or as of March 9, 2017 (the “Bylaws”);

(iii)	the Action by Written Consent of Board of Directors in Lieu of an Organizational Meeting, dated as of November 27, 2013 (the “Organizational Minutes”);

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City Office REIT, Inc.

April 1, 2021

(iv)	certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) with respect to the Registration Statement (the “Directors’ Resolutions”);

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)

a certificate executed by one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, and the number of issued and outstanding shares of Common Stock and Preferred Stock; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)

the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Securities by the Company in accordance with the procedures set forth in Paragraphs

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April 1, 2021

2, 3, 4, 5 and 6 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)

the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of such class or series and the number of shares of Common Stock issuable upon conversion (or exercise in the case of Warrants) of, or in exchange for, any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such class or series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such class or series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such class or series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such class or series and shares of Common Stock, respectively, are issued pursuant to conversion or exercise of, or in exchange for, such Securities;

(f)

none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)

the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)

none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon conversion or exchange (or exercise thereof in the case of Warrants) of any Securities, will be issued in violation of the provisions of Article VII of the Charter of the Company relating to restrictions on ownership and transfer of shares of stock of the Company;

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April 1, 2021

(i)

none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any such Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(j)

all Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument entered into between the Company and a trustee to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Debt Securities;

(k)

all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants; and

(l)

all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement or other similar instrument entered into between the Company and a unit agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to the Units.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.

Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.

Upon: (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from any other existing class or series of Preferred Stock; (b) setting by the Board of Directors of the number of

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April 1, 2021

shares of Preferred Stock to be included in such class or series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class or series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other class or series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in this Paragraph 3 and in Paragraph 2 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock, and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.

Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or shares of any class or series of Preferred Stock issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

5.

The Company has the corporate power to create the obligations to be evidenced by the Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of

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April 1, 2021

the form, terms and conditions, execution and delivery of one or more indentures or other similar instruments pursuant to which such Debt Securities will be issued, each dated as of a date prior to the issuance of such Debt Securities; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration as set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or any shares of any class or series of Preferred Stock issuable upon conversion of, or in exchange for, such Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Debt Securities of another series issuable upon conversion of, or in exchange for, such Debt Securities in accordance with the procedures set forth in this Paragraph 5; due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of, or in exchange for, such Debt Securities in accordance with resolutions to be adopted or actions to be taken by the Board of Directors subsequent to the date hereof; and/or due authorization by any other entity of any other securities of such entity issuable upon conversion of, or in exchange for, such Debt Securities in accordance with resolutions to be adopted or actions to be taken by, or on behalf of, such entity subsequent to the date hereof, at a minimum price or value of consideration set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

6.

Upon: (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any unit agreement or other similar instrument relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration set by the Board of Directors; and (f) reservation and due authorization for issuance by the Board of Directors of any shares of Common Stock and/or any shares of any class or series of Preferred Stock comprising the Units in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Warrants comprising the Units in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Debt Securities comprising the Units in accordance with the procedures set forth in Paragraph 5 above; and/or due authorization by the Board of Directors of any other securities of the Company comprising the Units in accordance with resolutions to be adopted or actions to be taken by the Board of Directors subsequent to the date hereof, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect

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City Office REIT, Inc.

April 1, 2021

of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP